Exhibit 3.22

STATE OF DELAWARE

CERTIFICATE OF FORMATION

OF

SEALY MATTRESS MANUFACTURING COMPANY, LLC

Pursuant to Title 6, Section 18-201 of the Delaware Limited Liability Company Act, the undersigned has executed this Certification of Formation for the purpose of forming the Delaware limited liability company pursuant to Section 18-201 of the Delaware Limited Liability Company Act into which Sealy Mattress Manufacturing Company, Inc., a Delaware corporation (the “Corporation”), is being converted pursuant to Section 266 of the General Corporation Law of the State of Delaware and Section 18-214 of the Delaware Limited Liability Company Act by a Certificate of Conversion filed herewith:

FIRST:	The name of the limited liability company is Sealy Mattress Manufacturing Company, LLC.

SECOND:	The address of the registered office of the limited liability company in the State of Delaware is 850 New Burton Road, Suite 201, in the City of Dover, County of Kent, State of Delaware 19904 and the name of its registered agent at such address is National Corporate Research, Ltd.

THIRD:	The conversion of the Corporation into a limited liability company is to become effective at 11:53 p.m. ET on August 28, 2016.

IN WITNESS WHEREOF, the undersigned authorized person has signed this Certificate on the 22nd day of August, 2016.

/s/ Richard Anderson
Richard Anderson, Authorized Person